UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2012

TPG Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	814-00854	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300
Fort Worth, TX	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 871-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2012, TPG Specialty Lending, Inc. (the “Company”) held its annual meeting of stockholders. A total of 295,059 shares were entitled to vote at the meeting with 279,318 shares represented by proxy. Stockholders considered two proposals as described in the Company’s proxy statement filed on April 30, 2012. The final results of the voting on each matter submitted to stockholders at the annual meeting are set forth below.

Proposal 1 – Election of Class I Directors. The stockholders elected the nominees for Class I director by the vote shown below.

Nominee	Votes “For”	Votes “Withheld”	Broker Non-Votes
Richard Higginbotham	255,915	23,403	0
Ronald Tanemura	255,915	23,403	0

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the retention of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
279,318	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG SPECIALTY LENDING, INC.
(Registrant)

Date: June 12, 2012	By:	/s/ Ronald Cami
Ronald Cami
Vice President